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                                 SCIOS INC.
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              (Name of Registrant as specified in its charter)

                               RANDAL J. KIRK
                                RJK, L.L.C.
                             KIRKFIELD, L.L.C.
                      THE KIRK FAMILY INVESTMENT PLAN
   ---------------------------------------------------------------------
    (Name of person(s) filing proxy statement, if other than Registrant)


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                               PRESS RELEASE


 Media Contact:      Caroline Gentile/Robert Siegfried
                     Kekst and Company
                     212-521-4800

 Investor Contact:   Corporate Investor Communications
                     877-842-2404

                  RANDAL J. KIRK, MAJOR SCIOS STOCKHOLDER,
                PREPARED TO MEET WITH SCIOS BOARD FORTHWITH

        -- URGES SCIOS TO BE CONCERNED WITH STOCKHOLDER VALUE RATHER THAN THE HYPING OF THE 'CREDENTIALS OF ITS BOARD MEMBERS --

 RADFORD, VA, JANUARY 20, 2000 -- Randal J. Kirk, a major stockholder of Scios Inc. (NASDAQ: SCIO), today stated, "In response to my proposal to build Scios stockholder value, both over the immediate-and-long-term, I am pleased that the Scios Board has accepted my offer to meet and has committed, according to its own communications to stockholders, to do so 'as soon a meeting can be arranged'. For my part, I am prepared and available to meet immediately with the Scios Board so that, working together, there can be in place, for a change, a bona fide feasible plan to achieve stockholder value at Scios. There is absolutely no reason, if the Scios Board is really sincere, that such a meeting cannot be arranged forthwith.

 "I am not surprised at the attempted public relations spin by Scios' Chairman Donald Rice and its CEO Richard Brewer that the incumbent Scios Board should be re-elected over the slate of nominees I am proposing because of its 'impressive credentials', which are debatable. The fact is, that, under this ostensibly stellar Board, Scios' stock trades in the $5.00 range, has lost approximately 58% of its market value since last May, and has failed to commercialize a single product, including Natrecor, for which it failed to obtain FDA approval last Spring.

 "I do find it odd, however, that Scios' Board finds it necessary 'to spend corporate assets' to 'protect' its stockholders against my actions, given my good-faith offer to meet with them and reach a compromise. All I seek from my compromise offer is to create stockholder value for all of Scios' stockholders and to be assured that such a compromise will be carried out through minority Board representation. It is a board's duty to serve its stockholders and act in their best interest. Given this Board's treatment of me, as Scios' largest stockholder, I question whether this Board is fulfilling its duty.

 "I hope that the meeting will be about performance and not about the supposedly illustrious pasts of the incumbent Board and I shall attend the meeting with the expectation that the Board is ready to talk seriously about how to unlock the currently hidden value of Scios. The company has such outstanding potential but the current share price proves that that potential is not being realized under any currently active management plan," Mr. Kirk said.